SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 31, 2004


                                  INFORTE CORP.
             (Exact name of registrant as specified in its charter)


          Delaware                      000-29239               36-3909334
          --------                      ---------               ----------
(State or other jurisdiction           (Commission            (IRS Employer
      of incorporation)                 File No.)          Identification No.)


150 North Michigan Avenue, Suite 3400
Chicago, Illinois                                                 60601
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number including area code:   (312) 540-0900


          (Former name or former address, if changed since last report)




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Item 1.01         Entry into a Material Definitive Agreement.

         On August 31, 2004, Inforte Corp. ("Inforte") and Kevin McDonald, in his capacity as stockholder representative of the former Compendit, Inc. stockholders (the "Stockholder Representative"), entered into the First Amendment to Agreement of Merger pursuant to which the parties agreed to modify the earn-out provisions of the Agreement of Merger, dated March 4, 2004, by and among Inforte, INFC Acquisition Corp. and the Stockholder Representative (the "Original Merger Agreement"). Specifically, Inforte has agreed to eliminate as a condition to its obligation to pay the full $6.3 million cash earn-out amount under the Original Merger Agreement the achievement of specific 2004 net revenue levels by the Compendit business. Consistent with the terms of the Original Merger Agreement, payment of one-half of the earn-out amount will be made on January 31, 2005 and the remaining half of the earn-out amount on January 31, 2006.

         A copy of the First Amendment to Agreement of Merger is included as
Exhibit 10.

Item 9.01         Financial Statements and Exhibits

(c)      Exhibits

         10 First Amendment to Agreement of Merger, dated August 31, 2004, by and between Inforte Corp. and Kevin McDonald, in his capacity as Stockholder Representative.







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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        INFORTE CORP.


September 3, 2004                       By:     /s/ Nick Heyes
                                           -------------------------------------
                                                Nick Heyes
                                                Chief Financial Officer









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